EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Standard Register Company’s previously filed Registration Statements (File No’s 333-02683, 333-05231, 333-15851, 333-43055, 333-51189, 333-51181, 333-57779, 333-84483, 333-86492, 333-173805, 333-188555 and 333-192884) of our report dated March 3, 2014, with respect to the consolidated financial statements of The Standard Register Company and subsidiaries for the fiscal year ended December 29, 2013 included in this Annual Report on Form 10-K.

/S/ BATTELLE RIPPE KINGSTON LLP

Dayton, Ohio
March 3, 2014